UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

BIOSCRIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, May 23, 2006

To the Stockholders of BioScrip, Inc.:

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591 on Tuesday, May 23, 2006 at 10:00 a.m., local time, for the following purposes:

1. To elect eight directors to the Board of Directors of the Company, each to hold office for a term of one year or until their respective successors shall have been duly elected and shall have qualified.

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006.

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business, including information regarding the nominees for election as directors of the Company, are more fully described in the Proxy Statement which is attached to and made a part of this notice.

The Board of Directors has fixed the close of business on Monday, April 3, 2006 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card. If you send in your proxy card or vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By order of the Board of Directors,

Barry A. Posner,
Executive Vice President, Secretary
and General Counsel

Elmsford, New York
April 20, 2005

PROXY STATEMENT
PROPOSAL 1. ELECTION OF DIRECTORS
PROPOSAL 2. RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.
ADDITIONAL INFORMATION
STOCKHOLDER PROPOSALS
MISCELLANEOUS
HOUSEHOLDING

BIOSCRIP, INC.
100 Clearbrook Road
Elmsford, New York 10523
(914) 460-1600

PROXY STATEMENT

Meeting Time and Date

This Proxy Statement is being furnished to the stockholders of BioScrip, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies in the enclosed form for use in voting at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on Tuesday, May 23, 2006 at 10:00 a.m., local time, at the Westchester Marriott Hotel, located at 670 White Plains Road, Tarrytown, New York 10591 and at any adjournments or postponements thereof. The shares of common stock, par value $.0001 per share (the “Common Stock”), represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

These proxy solicitation materials are being mailed to stockholders on or about April 20, 2006.

Instead of submitting your proxy with the paper proxy card, you may vote by telephone or electronically via the Internet. If you vote by telephone or via the Internet it is not necessary to return your proxy card.  Please note that there are separate telephone and Internet voting arrangements depending upon whether your shares of Common Stock are registered in your name or in the name of a broker or bank.

Voting and Solicitation

Each stockholder entitled to vote at the Annual Meeting may cast one vote in person or by proxy for each share of Common Stock held by such stockholder. To vote in person, a stockholder should come to the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using the proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, a stockholder should dial toll-free (800) 776-9437 using a touch-tone phone and follow the recorded instructions. To vote on the Internet, a stockholder should go to http://www.voteproxy.com and complete an electronic proxy card. When voting over the telephone or via the Internet, a stockholder will be asked to provide the company number and control number contained on the enclosed proxy card.

If on the Record Date a stockholder’s shares of Common Stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then such stockholder is considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded by that organization, which is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, any such stockholder has the right to direct his or her broker or other agent on how to vote the shares of Common Stock in his or her account. Beneficial owners of the Company’s Common Stock are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, he or she may not vote in person at the Annual Meeting unless he or she requests and obtains a valid proxy from his or her broker or other agent.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date for the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented at the Annual Meeting in person or by proxy but not voted will be counted for purposes of determining a quorum. Accordingly, abstentions and broker “non-votes” (shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote) on a particular matter, including the election of directors, will be treated as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Certain matters submitted to a vote of stockholders are considered to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. On those matters determined to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote. All of the matters currently anticipated to be submitted to a vote of stockholders at the Annual Meeting are considered to be “routine” items. In the election of directors, the eight nominees who receive the greatest number of affirmative votes will be elected to the Board of Directors, without giving effect to abstentions and broker non-votes. Each other matter to be voted on by the stockholders at the Annual Meeting requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. On these matters, an abstention and broker non-votes will have the same effect as a vote cast against the applicable resolution.

Proxies in the accompanying form that are properly executed, duly returned to the Company and not revoked, or proxies which are submitted by telephone or via the Internet and not revoked, will be voted in accordance with the instructions contained therein. In the absence of specific instruction with respect to any or all of the proposals to be acted upon, proxies will be voted for the election of all of the nominees for director named in this Proxy Statement and in favor of Proposal 2. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting. If any other matters are properly brought before the Annual Meeting for action it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy. However, a proxy may be revoked at any time before it is voted either by delivering to the Secretary of the Company (at the principal executive offices of the Company) a written notice of revocation, by executing and delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. Stockholders voting by telephone or via the Internet may also revoke their proxy by attending the Annual Meeting and voting in person, by submitting the proxy in accordance with the instructions thereon or by voting again, at a later time, by telephone or via the Internet (a stockholder’s latest telephone or Internet vote, as applicable, will be counted and all earlier votes will be disregarded). However, once voting on a particular matter is completed at the Annual Meeting, a stockholder will not be able to revoke his or her proxy or change his or her vote as to any matter or matters on which voting has been completed.

The solicitation of proxies will be conducted by mail and the Company will bear all associated costs of the solicitation process. These costs include the expenses of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of shares of Common Stock. The Company may conduct further solicitations personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with any such solicitations.

Record Date and Shares Outstanding

The close of business on April 3, 2006 has been fixed by the Board of Directors as the record date (the “Record Date”) for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on the Record Date, the Company had 37,346,838 shares of Common Stock issued and outstanding, held of record by approximately 241 holders (in addition to approximately 9,052 stockholders whose shares were held in nominee name).

Adjournments and Postponements

Adjournments or postponements of the Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment or postponement may be made from time to time by approval of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. The Company does not currently intend to seek an adjournment or postponement of the Annual Meeting, but no assurance can be given that one will not be sought.

Common Stock Ownership by Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 3, 2006, by (i) each person who is a director of the Company and each director nominee; (ii) each of the Company’s executive officers named in the Summary Compensation Table set forth below, who was serving as an executive officer as of December 31, 2005; (iii) all directors and executive officers of the Company as a group; and (iv) each person who is known by the Company to beneficially own more than five percent of the Company’s Common Stock. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name. Percentage ownership is based on an aggregate of 37,346,838 shares outstanding on April 3, 2006.

	Number of Shares		Percent
Name and Address of Beneficial Owner(1)	Beneficially Owned(2)(3)		of Class(3)

Dalal Street, Inc.	3,468,761	(4)	9.29%
17 Spectrum Point Drive, Suite 503 Lake Forest, CA 92630
Mohnish Pabrai	3,488,710	(4)	9.34%
17 Spectrum Point Drive, Suite 503 Lake Forest, CA 92630
Dimensional Fund Advisors Inc.	2,378,210	(5)	6.37%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Burgundy Asset Management Ltd.	2,238,520	(6)	5.99%
181 Bay Street, Suite 4510 Toronto, Ontario Canada M5J 2T3
Lazard Asset Management LLC	2,100,085	(7)	5.62%
30 Rockefeller Plaza New York, NY 10112
Heartland Advisors, Inc.	2,059,292	(8)	5.51%
789 North Water Street Milwaukee, WI 53202-3508
Richard H. Friedman	1,760,000	(9)	4.58%
Henry F. Blissenbach	1,047,095	(10)	2.73%
Alfred Carfora	283,334	(11)	*
Barry A. Posner	300,266	(12)	*
Gregory H. Keane	272,749	(13)	*
Anthony J. Zappa	179,496	(14)	*
Charlotte W. Collins	25,000	(15)	*
Louis T. DiFazio	35,834	(16)	*
Myron Z. Holubiak	54,267	(17)	*
David R. Hubers	73,867	(18)	*
Michael Kooper	33,334	(19)	*
Richard L. Robbins	6,667	(20)	*
Stuart A. Samuels	73,867	(21)	*
All Directors and Executive Officers as a group (15 persons)	4,328,625	(22)	10.62%

*	Less than 1%.

(1)	Except as otherwise indicated, all addresses are c/o BioScrip, Inc., 100 Clearbrook Road, Elmsford, NY 10523.

(2)	The inclusion in this table of any shares of Common Stock as beneficially owned does not constitute an admission of beneficial ownership of those shares. Except as otherwise indicated, each person has sole voting power and sole investment power with respect to all such shares beneficially owned by such person.

(3)	Shares deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days after April 3, 2006 upon the exercise of an option to purchase shares of Common Stock and shares of Common Stock with restrictions on transfer and encumbrance, with respect to which the owner has voting power, are treated as outstanding for purposes of determining beneficial ownership and the percentage beneficially owned by such individual.

(4)	Under the U.S. Securities and Exchange Commission (the “SEC”) beneficial ownership rules, Dalal Street, Inc., referred to as Dalal, and Mohnish Pabrai are each deemed to beneficially own in the aggregate the same shares of common stock in the combined company as described further in this footnote. The information in this table relating to Dalal and Mr. Pabrai is based on a Schedule 13G/A filed with the SEC on February 14, 2006 with respect to the Company on behalf of The Pabrai Investment Fund 2 L.P., referred to as PIF2, Pabrai Investment Fund 3, Ltd., referred to as PIF3, The Pabrai Investment Fund IV, L.P., referred to as PIF4, Rainbee, Inc., referred to as Rainbee, Dalal, Harina Kapoor, Mr. Pabrai’s spouse, and Mr. Pabrai. Dalal is the general partner and investment manager of PIF2 and PIF4 and sole investment manager of PIF3. Ms. Kapoor is the sole shareholder of Rainbee, Inc. Mr. Pabrai is the sole shareholder and chief executive officer of Dalal and a shareholder and president of PIF3. Because of the relationships among these persons, they may be deemed to constitute a “group” under SEC beneficial ownership rules, and as such, each member of the group would be deemed to beneficially own, in the aggregate, all of the shares of common stock held by each of the other members of the group. Each of these persons disclaims membership in a group and disclaims beneficial ownership of any of the shares of common stock except that PIF2 claims beneficial ownership of 1,520,639 shares, PIF3 claims beneficial ownership of 634,440 shares, PIF4 claims beneficial ownership of 1,313,682 shares, Rainbee claims beneficial ownership of 3,054 shares, Ms. Kapoor claims beneficial ownership with respect to 11,193 shares (which includes 6,950 shares held by Ms. Kapoor and Mr. Pabrai as joint tenants and 3,054 shares held by Rainbee and 1,189 shares held by the IRA FBO Ms. Kapoor) and Mr. Pabrai claims beneficial ownership with respect to 3,488,710 shares (which includes 8,756 shares held by Mr. Pabrai as trustee under the uniform Gifts to Minors Act, 6,950 shares held by Ms. Kapoor and Mr. Pabrai as joint tenants, 3,054 shares held by Rainbee and 1,189 shares held by the IRA FBO Ms. Kapoor).

(5)	Based on information contained in a Schedule 13G filed with the SEC on February 6, 2006 by Dimensional Fund Advisors Inc., referred to as “Dimensional.” Dimensional advises that it is an investment advisor registered with the SEC, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts, collectively referred to as “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All securities reported in this schedule are owned by advisory clients of Dimensional, no one of which, to the knowledge of Dimensional owns more than 5% of the class. Dimensional disclaims beneficial ownership of all such securities.

(6)	Based on information contained in a Schedule 13G filed with the SEC on February 14, 2006 by Burgundy Asset Management Ltd., referred to herein as “Burgundy.” Burgundy advises that it is an Investment Advisor registered with the SEC.

(7)	Based on information contained in a Schedule 13G filed with the SEC on February 3, 2006 by Lazard Asset Management LLC, referred to herein as “Lazard.” Lazard advises that it is an Investment Advisor registered with the SEC.

(8)	Based on information contained in a Schedule 13G filed with the SEC on February 3, 2006 by Heartland Advisors, Inc., referred to herein as “Heartland.” Heartland advises that it is an Investment Advisor registered with the SEC. Heartland, by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and William J. Nasgovitz, President and principal shareholder of Heartland, share dispositive and voting power with respect to the shares held by Heartland’s clients and managed by Heartland. Heartland and Mr. Nasgovitz each specifically disclaim beneficial ownership of these shares and disclaim the existence of a group.

(9)	Includes 1,050,000 shares issuable upon exercise of the vested portion of options held by Mr. Friedman. Excludes 400,000 shares subject to the unvested portion of options held by Mr. Friedman. Includes 10,000 shares of Common Stock owned by the Richard Friedman Family Limited Partnership, of which Mr. Friedman is a general and limited partner. Mr. Friedman has shared voting and dispositive power with respect to these shares of Common Stock.

(10)	Includes 950,551 shares issuable upon exercise of the vested portion of options held by Mr. Blissenbach.

(11)	Includes 283,334 shares issuable upon exercise of the vested portion of options held by Mr. Carfora. Excludes 80,466 shares subject to the unvested portion of options held by Mr. Carfora.

(12)	Includes 236,666 shares issuable upon exercise of the vested portion of options and 60,000 shares of Common Stock subject to restrictions on transfer and encumbrance through December 31, 2006, with respect to which Mr. Posner possesses voting rights. Excludes 38,800 shares subject to the unvested portion of options held by Mr. Posner. See “Employment Agreements” for a description of the terms and conditions of the restricted shares. Mr. Posner shares voting and dispositive power over 2,600 shares with his spouse.

(13)	Includes 246,048 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Mr. Keane.

(14)	Includes 164,039 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Mr. Zappa.

(15)	Includes 25,000 shares issuable upon exercise of the vested portion of options to purchase Common Stock held by Ms. Collins. Excludes 5,000 shares subject to the unvested portion of options held by Ms. Collins.

(16)	Includes 33,334 shares issuable upon exercise of the vested portion of options held by Dr. DiFazio. Excludes 6,666 shares subject to the unvested portion of options held by Dr. DiFazio.

(17)	Includes 54,267 shares issuable upon exercise of the vested portion of options held by Mr. Holubiak. Excludes 13,333 shares subject to the unvested portion of options held by Mr. Holubiak.

(18)	Includes 73,867 shares issuable upon exercise of the vested portion of options held by Mr. Hubers. Excludes 13,333 shares subject to the unvested portion of options held by Mr. Hubers.

(19)	Includes 33,334 shares issuable upon exercise of the vested portion of options held by Mr. Kooper. Excludes 6,666 shares subject to the unvested portion of options held by Mr. Kooper.

(20)	Includes 6,667 shares subject to the unvested portion of options held by Mr. Robbins. Excludes 13,333 shares subject to the unvested portion of options held by Mr. Robbins.

(21)	Includes 73,867 shares issuable upon exercise of the vested portion of options held by Mr. Samuels. Excludes 13,333 shares subject to the unvested portion of options held by Mr. Samuels.

(22)	Includes 3,411,269 shares issuable upon exercise of the vested portion of options and 60,000 shares of Common Stock subject to restrictions on transfer and encumbrance.

* * * * * * * * *

PROPOSAL 1.

ELECTION OF DIRECTORS

General

In accordance with the Company’s By-Laws the Board shall be comprised of such number of directors as is designated from time to time by resolution of the Board of Directors. Directors shall hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified, or until any such director’s earlier death, resignation or removal. Vacancies on the Board and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual meeting of stockholders. The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve as a director if elected and, to the knowledge of the Board of Directors, each of its nominees intends to serve in such capacity for the entire term for which election is sought. However, should any nominee become unwilling or unable to accept nomination or election as a director of the Company, the proxies solicited by management will be voted (unless marked to the contrary) for such person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for the election of more than eight directors.

The Board of Directors, based on the recommendation of its Nominating and Governance Committee, has nominated and recommends the election of the following eight persons to the Board of Directors of the Company, all of whom currently serve as directors: Charlotte W. Collins, Louis T. DiFazio, Richard H. Friedman, Myron Holubiak, David R. Hubers, Michael Kooper, Richard L. Robbins, and Stuart A. Samuels.

In voting for directors, each stockholder is entitled to cast one vote for each nominee. Stockholders are not entitled to cumulative voting in the election of directors. The eight nominees who receive the greatest number of votes will be elected to the Board.

On February 27, 2006, Henry F. Blissenbach announced that he will retire from his position as the Company’s President and Chief Executive Officer and as a member of the Board upon the expiration of his employment contract, effective June 30, 2006. In light of that announcement, Mr. Blissenbach will not stand for re-election as a director at the Annual Meeting. On February 28, 2006, Richard A. Cirillo resigned as a member of the Board. As of the date of this Proxy Statement, the Board has not selected a replacement for either Mr. Blissenbach or Mr. Cirillo.

Current Directors and Nominees for Director

The following table sets forth certain information with respect to each current director and each nominee for election as a director, including biographical data for at least the last five years:

Name	Age	Position

Richard H. Friedman	55	Executive Chairman of the Board
Henry F. Blissenbach	63	Director, President and Chief Executive Officer
Charlotte W. Collins, Esq.	53	Director
Louis T. DiFazio, Ph.D.	68	Director
Myron Z. Holubiak	59	Director
David R. Hubers	63	Director
Martin “Michael” Kooper	70	Director
Richard L. Robbins	65	Director
Stuart A. Samuels	64	Director

Richard H. Friedman is currently the Executive Chairman of the Board of Directors of the Company. He joined the Company in April 1996. From May 1996 through March 1998 he served as a director of the Company as well as its Chief Financial Officer and Chief Operating Officer. From April 1998 until March 2005 he served as the Company’s Chairman of the Board and Chief Executive Officer. Mr. Friedman also served as the Company’s Treasurer from April 1996 until February 1998. Upon Mr. Blissenbach’s retirement in June 2006, Mr. Friedman will assume the role of interim Chief Executive Officer while the Board identifies a replacement.

Henry F. Blissenbach is currently the Company’s Chief Executive Officer and President. Mr. Blissenbach served as Chairman of the Board of Directors and Chief Executive Officer of Chronimed Inc. (“Chronimed”) from July 1, 2000 until his appointment as the Company’s Chief Executive Officer and President on March  12, 2005. Mr. Blissenbach was named President and Chief Operating Officer of Chronimed in May 1997. He became a director of Chronimed in September 1995. From 1992 to 1997, he served as President of Diversified Pharmaceutical Services, Inc., a UnitedHealthcare subsidiary until 1994 and afterwards a subsidiary of SmithKline Beecham Corp. Diversified Pharmaceutical Services, Inc. was a pharmacy benefit management firm. As indicated above, on February  27, 2006 Mr. Blissenbach announced that he will retire from his position as the Company’s President and Chief Executive Officer and as a member of the Board upon the expiration of his employment contract, effective June 30, 2006. Mr. Blissenbach will not stand for re-election as a director at the Annual Meeting.

Charlotte W. Collins, Esq. was appointed as a director of the Company in April 2003. Since July 2003 she has been an Associate Professor at the George Washington University School of Public Health and Health Services. From January 2002 to June 2003 Ms. Collins was an Associate Research Professor, Director of Minority Health Policy Program, at the George Washington University School of Public Health and Health Services. From September 1996 to November 2004 Ms. Collins was associated with the law firm of Powell, Goldstein, Frazer  & Murphy, LLP in Washington, DC. During 1998, she held the position of Interim General Counsel for the District of Columbia Health and Hospitals Public Benefit Corporation.

Louis T. DiFazio, Ph.D. has served as a director of the Company since May 1998. From March 1997 until his retirement in June 1998, Dr. DiFazio served as Group Senior Vice President of the Pharmaceutical Group of Bristol-Myers Squibb. Dr. DiFazio also currently serves as a member of the Board of Trustees of Rutgers University and the University of Rhode Island. Dr. DiFazio received his B.S. in Pharmacy from Rutgers University and his Ph.D. in Pharmaceutical Chemistry from the University of Rhode Island.

Myron Z. Holubiak was appointed a director of the Company in March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since September 2002. Since 2002, Mr. Holubiak has been a partner and Group President of HealthSTAR Communications, Inc., a health care marketing communications network of 16 companies. From August 2001 to June 2002, Mr. Holubiak was President, Chief Operating Officer and member of the Board of Directors of iPhysicianNet, Inc., a video detailing company. From December 1998 to August 2001, Mr. Holubiak served as the President of Roche Laboratories, USA, a major research based pharmaceutical company. Prior to holding this position, he spent 15 years in a variety of marketing, sales and executive positions with Roche Laboratories and founded Emron, Inc., a health care consulting company. Mr. Holubiak served on the Board of Directors of the Robert Wood Johnson Hospital Foundation from 1999 to 2001. He currently serves on the Board of Directors of Nastech Pharmaceutical Company, Inc. and the Children of Chernobyl Relief Foundation.

David R. Hubers was appointed a director of the Company in March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000. Mr. Hubers was Chairman of American Express Financial Advisors Inc. prior to his retirement. He joined American Express Financial Advisors Inc. in 1965 and held various positions until being named Senior Vice President of Finance and Chief Financial Officer in 1982. In August 1993, he was appointed President and Chief Executive Officer and served in that capacity until June 2001. Mr. Hubers serves on the boards of directors of the Carlson School of Management at the University of Minnesota, Lawson Software, a publicly held software company, and American Express Property Casualty Co. He is also Chairman of the Compensation Committee and serves on the Audit Committee at Lawson Software.

Martin (“Michael”) Kooper has served as a director of the Company since May 1998. Since December 1997, Mr. Kooper has served as the President of The Kooper Group, a successor to Michael Kooper Enterprises, a benefits consulting firm. From 1980 through December 1997, Mr. Kooper served as President of Michael Kooper Enterprises.

Richard L. Robbins was appointed a director of the Company in March 2005. From October 2003 through January 2004, Mr. Robbins was Senior Vice President, Financial Reporting of Footstar, Inc., a nationwide retailer of footwear. He was Senior Vice President Financial Reporting and Control and Principal Fiancial Officer of Footstar, Inc. from January 2004 until March 2006. Footstar, Inc. filed for bankruptcy protection in March 2004 and emerged from bankruptcy in February 2006. From July 2002 to October 2003, Mr. Robbins was a partner in Robbins

Consulting LLP, a financial, strategic and management consulting firm. From 1978 to 2002, Mr. Robbins was a partner of Arthur Andersen LLP and served as the audit partner of the Company through the audit of the Company’s 2001 fiscal year. Mr. Robbins is currently a member of the board of directors of Vital Signs, Inc., a manufacturer of medical products, and serves as the chair of its audit committee.

Stuart A. Samuels was appointed a director of the Company in March 2005. Prior to being appointed a director of the Company he had served as a director of Chronimed since November 2000. Since 1990, Mr. Samuels has been a management consultant, specializing in business management, strategic sales and marketing and business development for several companies, specifically in the pharmaceutical and healthcare industries. From 1986 to 1990, Mr. Samuels was Senior Vice President at Rorer Pharmaceutical Corporation, General Manager at Rorer Pharmaceuticals and President at Dermik Laboratories. Prior to that time, he held several executive sales and marketing positions at Revlon Health Care Group and various product management positions at Warner Lambert. He currently serves on the boards of directors of Infomedics, Inc. and Target Rx, Inc. and completed a board term with Avanir Pharmaceuticals in 1999.

Compensation of Directors

Each director who is not an officer or employee of the Company (an “Outside Director”) receives an annual fee of $30,000, a fee of $1,000 for each Board or committee meeting attended in person, and a fee of $500 for each Board or committee meeting attended via telephone. All Board members are also reimbursed for expenses incurred in connection with attending such meetings. The chairman of each Board committee receives an additional annual fee for their added responsibilities as follows: (i) The chairman of the Audit Committee receives an additional $15,000, and (ii) the chairman of the Governance and Nominating Committee and the Management Development and Compensation Committee each receives an additional $5,000.

In addition to the above fees, each Outside Director is automatically granted under the 1996 Non-Employee Directors Stock Incentive Plan (the “Directors Plan”); (i) a non-qualified stock option to purchase 20,000 shares of Common Stock upon being elected to the Board of Directors; and (ii) a non-qualified stock option to purchase 5,000 shares of Common Stock each year at the annual meeting of the Board of Directors immediately following the Company’s annual meeting of stockholders; provided, that in order to be eligible to receive the additional option grant an Outside Director shall have been serving on the Board of Directors for at least six consecutive months. Directors who are also officers of the Company are not paid any directors fees or granted any options under the Directors Plan. Employee directors may receive options under the Company’s 1996 Incentive Stock Plan (the “1996 Plan”) and the 2001 Incentive Stock Plan (the “2001 Plan”).

The exercise price of options granted to a director under the Directors Plan is equal to the fair market value of a share of Common Stock on the date of grant as determined under the Directors Plan. Options granted under the Directors Plan vest over three years, in three equal annual installments following the anniversary dates of the grant date. The Company has reserved 500,000 shares of Common Stock for issuance under the Directors Plan. Through April 3, 2005 (i) Louis T. DiFazio and Michael Kooper have each been granted options under the Directors Plan to purchase an aggregate of 40,000 shares of Common Stock at exercise prices ranging from $4.69 to $9.94 per share; (ii) Ms. Collins has been granted options under the Directors Plan to purchase 30,000 shares of Common Stock at exercise prices ranging from $5.29 to 7.68 per share; and (iii) Myron Z. Holubiak, David R. Hubers, Richard L. Robbins and Stuart A. Samuels have each been granted an option under the Directors Plan to purchase 20,000 shares of Common Stock at an exercise price of $6.61 per share. In addition, (i) Myron Z. Holubiak also has options to purchase 47,600 shares of Common Stock at exercise prices ranging from $4.28 to $7.96 per share and (ii) David R. Hubers and Stuart R. Samuels also each have options to purchase 67,200 shares of Common Stock at exercise prices ranging from $4.22 to $7.96 per share, all of which options were granted under Chronimed’s 1994 Stock Option Plan for Directors which was assumed by the Company in connection with its merger with Chronimed during 2005.

Information Concerning Board Committees

The Company has standing Audit, Governance and Nominating, and Management Development and Compensation Committees. Membership of each committee is as follows:

	Governance and	Management Development
Audit Committee	Nominating Committee	and Compensation Committee

Stuart A. Samuels (Chairman)	Richard L. Robbins (Chairman)	Louis T. DiFazio (Chairman)
Louis T. DiFazio	Charlotte W. Collins	Myron Z. Holubiak
David R. Hubers	Myron Z. Holubiak	David R. Hubers
Richard L. Robbins	Stuart A. Samuels	Michael Kooper

The Company has adopted a written charter for each of the committees. Stockholders may access a copy of each committee’s charter on the Company’s website at www.bioscrip.com under the heading ‘About Us — Investors.” In addition, a copy of the Company’s Audit Committee Charter is attached as Appendix A hereto.

Audit Committee

Each member of the Audit Committee satisfies the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company’s Board of Directors has determined that Richard L. Robbins is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Exchange Act and is “independent” as set forth in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Audit Committee is responsible, among its other duties, for overseeing the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company; appointing, retaining and compensating the Company’s independent auditors; pre-approving all audit and non-audit services by the Company’s independent auditors; reviewing the scope of the audit plan and the results of each audit with management and the Company’s independent accountants; reviewing the internal audit function; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; and reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC. During 2005, the Audit Committee held seven (7) meetings.

Governance and Nominating Committee

Each member of the Governance and Nominating Committee is “independent” as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Governance and Nominating Committee’s functions include recommending to the Board of Directors the number and names of proposed nominees for election to the Board of Directors at the Company’s Annual Meeting of Stockholders; identifying and recommending nominees to fill expiring and vacant seats on the Board of Directors; reviewing on an annual basis committee chairs and membership and recommending changes to the Board of Directors. Except as may be required by rules promulgated by the Nasdaq Stock Market or the SEC, it is the current sense of the Governance and Nominating Committee that there are no specific, minimum qualifications that must be met by each candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the suitability of potential nominees for election as members of the Board of Directors, the Governance and Nominating Committee will take into consideration the current composition of the Board of Directors, including expertise, diversity, and balance of inside, outside and independent directors, as well as the general qualifications of the potential nominees, including personal and professional integrity, ability and judgment and such other factors deemed appropriate. The Governance and Nominating Committee will evaluate such factors, among others, and will not assign any particular weighting or priority to any of these factors. While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Committee believes that candidates and nominees must reflect a Board of Directors that is predominantly independent and is comprised of directors who (i) are of high integrity, (ii) have qualifications that will increase the overall effectiveness of the Board of Directors, including expertise and knowledge in various disciplines relevant to the Company’s business and/or operations, and (iii) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to

Audit Committee members. The Governance and Nominating Committee will consider recommendations for nominations from any reasonable source, including officers and directors as well as from stockholders of the Corporation who comply with the procedures set forth in the Company’s By-Laws. See “Stockholder Proposals” on page 23 of this Proxy Statement. When appropriate, the Governance and Nominating Committee may retain executive recruitment firms to assist in identifying suitable candidates. The Governance and Nominating Committee will evaluate all stockholder recommended candidates on the same basis as any other candidate. The Governance and Nominating Committee also reviews corporate governance, compliance and ethics guidelines, and oversees the annual evaluation of the Board of Directors and management of the Company. The Governance and Nominating Committee held three (3) meetings during 2005.

Management Development and Compensation Committee

The Management Development and Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. Each member of the Management Development and Compensation Committee is “independent” as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. In addition, the Management Development and Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the 2001 Plan, the 1996 Plan and the Directors Plan. The Management Development and Compensation Committee also administers the Chronimed Stock Options Plans which were assumed by the Company in connection with its merger with Chronimed in March 2005 (collectively, the “Chronimed Option Plans”). During 2005, the Management Development and Compensation Committee held six (6) meetings.

Board Meetings and Attendance

The Board held a total of eight (8) meetings during 2005. During such period, each director attended at least 75% of the meetings of the Board and the committees of the Board on which the director served that were held during the applicable period of service. The Company expects each member of the Board to attend its annual meetings absent a valid reason, such as a schedule conflict. Last year, all of the then-current members of the Board attended the Annual Meeting of Stockholders.

Corporate Governance

The Company is committed to having sound corporate governance principles and has adopted a Code of Business Conduct and Ethics for its Directors, Officers and Employees. The Code of Business Conduct and Ethics covers topics including, but not limited to, financial reporting, conflicts of interest, confidentiality of information, and compliance with laws and regulations. The Company’s Code of Business Conduct and Ethics, is available on the Company’s website at www.bioscrip.com under the heading “About Us — Investors.” The information contained in or connected to the Company’s website is not incorporated by reference to or considered a part of this proxy statement. If any waivers of the Code of Business Conduct and Ethics are granted, such waivers will be disclosed on a Form 8-K.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent.

Report of the Audit Committee

The Audit Committee is responsible for overseeing the process of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee operates pursuant to a written charter which is reviewed annually by the Audit Committee. As set forth in the Audit Committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

In the performance of its oversight function, the Company’s Audit Committee reviewed and discussed with the Company’s management and the Company’s independent auditors the audited consolidated financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions described in the preceding paragraph above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC.

Submitted by the Audit Committee:

Stuart A. Samuels (Chairman) Louis T. DiFazio, Ph.D.
David R. Hubers Richard L. Robbins

Vote Required and Recommendation of the Board of Directors

If a quorum is present and voting, the eight nominees receiving the highest number of votes duly cast at the Annual Meeting will be elected to the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES.

PROPOSAL 2.

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.

Ernst & Young LLP served as the Company’s independent auditors for the year ended December 31, 2005 and the Audit Committee has appointed Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2006. The Board of Directors is asking that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors. While the Company’s By-Laws do not require stockholder ratification, the Company is asking its stockholders to ratify this appointment because it believes such a proposal is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the Company’s independent auditors, but may determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company and its stockholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to be available to respond to appropriate questions from stockholders.

Independent Auditors Fees

The following table shows the aggregate fees billed to the Company by Ernst & Young LLP for services rendered during the years ended December 31, 2004 and 2005:

	Years Ended December 31,
Description of Fees	2004	2005

Audit Fees	$813,000	$2,174,570
Audit Related Fees	$197,000	$19,500
Tax Fees(1)	$0	$0
All Other Fees	$1,325	$1,325

(1)	In 2004 and 2005 Ernst & Young LLP did not provide any tax compliance, tax advice, and tax planning services, all of which services were provided by PriceWaterhouseCoopers LLP. Fees billed by PriceWaterhouseCoopers LLP in 2004 and 2005 for tax compliance, tax advice, and tax planning services were $146,400 and $192,000, respectively.

Audit Fees

Audit fees consist of the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company’s financial statements as of and for the years ended December 31, 2004 and 2005, its reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2004 and 2005, work relating to the performance of Sarbanes-Oxley Section 404 attest services in 2004 and 2005 and assistance with and review of documents filed with or furnished to the SEC.

Audit Related Fees

Audit related fees consist of the aggregate fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not already reported in the table above under “Audit Fees.” These services included accounting consultations and due diligence in connection with merger and acquisition related activity, including the Company’s merger with Chronimed.

Tax Fees

Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

All Other Fees

All other fees consist of the aggregate fees for professional services rendered by Ernst & Young LLP other than those described above and includes fees paid for use of its on-line reference tool.

Pre-Approval of Audit and Non-Audit Services

In accordance with the provisions of the Audit Committee charter, the Audit Committee must pre-approve all audit and non-audit services, and the related fees, provided to the Company by our independent auditors, or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary and permissible under the Exchange Act or the rules of the SEC. Accordingly, the Audit Committee pre-approved all services and fees provided by Ernst & Young LLP during the year ended December 31, 2005 and has concluded that the provision of these services is compatible with the accountant’s independence.

During the year ended December 31, 2005, none of the total hours expended on the audit of the Company’s financial statements by Ernst & Young LLP were provided by persons other than full time employees of Ernst & Young LLP.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2006.

ADDITIONAL INFORMATION

Executive Officers

The following table sets forth, as of April 3, 2006, certain information with respect to each named executive officer of the Company who is not also a director of the Company.

Name	Age	Position

Alfred Carfora	55	Executive Vice President. Mr. Carfora joined the Company in October 2002. From December 2002 to March 2005 he was President and Chief Operating Officer of the Company. From 1999 until October 2002 he was retired. From March 1993 to December 1998 Mr. Carfora held the position of President and Chief Executive Officer of Duty Free International Inc., an international specialty retailer and New York Stock Exchange listed company.
Gregory H. Keane	51	Executive Vice President, Chief Financial Officer and Treasurer. Mr. Keane joined Chronimed as its Controller in April 1996. He was appointed Vice President and Treasurer of Chronimed in March 1999. In February 2000 he was appointed Chief Financial Officer and was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company in March 2005. From 1983 to 1996, Mr. Keane served in a number of financial management roles at National Computer Systems, a publicly held systems and services company based in Minneapolis, Minnesota. Previous employment included financial management positions in the software industry and public accounting experience.
Barry A. Posner	42	Executive Vice President, Secretary and General Counsel. Mr. Posner joined the Company in March 1997 as General Counsel and was appointed Secretary of the Company at that time. In April 1998, Mr. Posner was appointed Vice President of the Company. In November 2001, he was appointed to the position of Executive Vice President of the Company.
Anthony J. Zappa	45	Executive Vice President, Community Pharmacy Operations. Mr. Zappa joined Chronimed in January 2002 as Executive Vice President, Operations and was appointed Executive Vice President, Community Pharmacy Operations in March 2005. Prior to joining Chronimed, Mr. Zappa held a variety of executive positions in healthcare. He was General Manager at Fairview Home Medical Equipment from July 2000 to September 2001, Executive Vice President for Operations at Cranespharmacy.com from May 1999 to July 2000, Vice President for Clinical Services at Chronimed from June 1998 to May 1999 and Vice President of Product Management at Value Rx/Express Scripts from June 1997 to June 1998.

Executive officers are appointed by, and serve at the pleasure of, the Board, subject to the terms of their respective employment agreements with the Company which, among other things, provide for each of them to serve in the executive positions listed above. See “Employment Agreements” below.

Executive Compensation

The table set forth below provides certain information concerning compensation for services rendered to the Company and its subsidiaries during the years ended December 31, 2005, 2004 and 2003 by (i) all individuals serving as the Company’s chief executive officer during 2005; and (ii) the four other most highly compensated executive officers who were serving in such capacities as of December 31, 2005 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long-Term
					Compensation
		Annual Compensation			Restricted	Securities
				Other Annual	Stock Award(s)	Underlying		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Compensation(2)	($)(3)	Options (#)		Compensation ($)

Henry F. Blissenbach(4)	2005	517,969	83,333	12,000	—	517,650	(6)	4,200	(7)
President and Chief	2004	415,000	304,221	—	—	—		6,400	(7)
Executive Officer	2003	382,917	262,555	—	329,700	200,910		5,212	(7)
Richard H. Friedman(5)	2005	698,259	—	18,000	—	200,000		21,598	(7,8)
Executive Chairman	2004	675,562	—	18,082	—	200,000		22,922	(7,8)
	2003	593,384	—	19,501	—	200,000		26,083	(7,8,9)
Alfred Carfora	2005	399,231	—	14,508	—	103,500	(6)	—
Executive Vice President,	2004	373,831	—	17,879	—	—		—
Chief Operating Officer	2003	328,508	—	16,275	—	350,000		1,175	(9)
Barry A. Posner	2005	338,840	67,800	12,927	—	103,500	(6)	8,224	(7,8)
Executive Vice President,	2004	325,968	—	20,391	—	—		6,107	(7,8)
General Counsel	2003	287,259	—	16,215	—	75,000		6,987	(7,8,9)
Gregory H. Keane(4)	2005	260,000	54,842	—	—	155,250	(6)	4,025	(7)
Executive Vice President,	2004	210,000	111,951	—	—	—		6,195	(7)
Chief Financial Officer	2003	197,750	91,118	—	94,200	83,500		4,606	(7)
and Treasurer
Anthony J. Zappa(4)	2005	259,577	54,018	—	—	103,500	(6)	2,819	(7)
Executive Vice President	2004	241,500	94,610	—	—	—		5,200	(7)
	2003	230,625	95,173	—	47,100	69,780		4,269	(7)

(1)	Represents bonuses earned during the calendar year shown.

(2)	Represents automobile allowances or leases and automobile insurance premiums.

(3)	In August 2002, Chronimed’s Compensation Committee approved restricted stock grants to officers under Chronimed’s 2001 Stock Incentive Plan. These restricted shares were to be recognized as compensation expense over the four year vesting period of the grant, subject to an acceleration provision based on increases in Chronimed’s stock price. The restricted shares fully vested in March 2003 as provided by the grant acceleration provision and were fully recognized as compensation expense in 2003.

(4)	Compensation for Messrs. Blissenbach, Keane and Zappa for the years 2004 and 2003 are as reported by Chronimed prior to the Company’s merger with Chronimed in March 2005.

(5)	Mr. Friedman served as the Company’s Chief Executive Officer through March 12, 2005, the date of the Company’s merger with Chronimed.

(6)	All or a portion of these option grants were forfeited in 2006. See the footnotes to the Option Grants in Last Fiscal Year table on page 15 for more information.

(7)	Represents Company 401(k) matches. During 2005 the match was $2,800 and $4,200 for Messrs. Freidman and Posner, respectively; during 2004 the match was $2,600 for both Messrs. Freidman and Posner, and during 2003 the match was $2,400 for both Messrs. Freidman and Posner.

(8)	Represents club membership dues of $18,798, $20,322 and $22,508 for 2005, 2004 and 2003, respectively, paid on behalf of Mr. Freidman, and club membership dues of $4,024, $3,507 and $3,412 for 2005, 2004 and 2003, respectively, paid on behalf of Mr. Posner.

(9)	Represents life insurance premiums.

Equity Compensation Plan Information

The following table sets forth information relating to equity securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Number of
	Securities to be		Number of Securities
	Issued Upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights	and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	5,892,806	$7.62	3,347,972
Equity compensation plans not approved by security holders	—	—	—

Total	5,892,806	$7.62	3,347,972

Option Grants

The following table sets forth certain information with respect to stock options granted to each of the Company’s Named Executive Officers during the year ended December 31, 2005.

Option Grants in Last Fiscal Year

	Individual Grants
	Number of	% of Total			Potential Realizable
	Securities	Options			Gain Assuming
	Underlying	Granted to			Annual Rates of Stock Price
	Options	Employees	Exercise Price	Expiration	Appreciation ($)
Name	Granted (#)(1)	in 2005	($/share)	Date	5%	10%

Henry F. Blissenbach(2)	517,650	26.4%	$6.00	7/1/2015	$1,953,284	$4,950,005
Richard H. Friedman	200,000	10.2%	$6.36	1/3/2015	$799,954	$2,027,240
Alfred Carfora(3)	103,500	5.3%	$6.00	7/1/2015	$390,544	$989,714
Barry A. Posner(3)	103,500	5.3%	$6.00	7/1/2015	$390,544	$989,714
Gregory Keane(2)	155,250	7.9%	$6.00	7/1/2015	$585,815	$1,484,571
Anthony J. Zappa(3)	103,500	5.3%	$6.00	7/1/2015	$390,544	$989,714

(1)	In July 2005, the Company granted each of the named executive officers, other than Mr. Friedman, options to purchase shares of Common Stock at an exercise price of $6.00 per share. The option grants were subject to forfeiture based on Company financial performance and individual qualitative performance criteria for 2005. In March, 2006, upon final review of the Company’s 2005 performance, some or all of these grants were forfeited.

(2)	All of the options granted to Messrs. Blissenbach and Keane were forfeited in 2006. See Note 1 above.

(3)	Of the options granted to Messrs. Carfora, Posner and Zappa, in 2006 each of said persons forfeited options to purchase 89,200 shares of Common Stock for a net grant to each person of options to purchase 13,800 shares of Common Stock. Had the forfeiture occurred during 2005, the potential realizable gain on the remaining 13,800 shares granted to each of Messrs. Carfora, Posner and Zappa, assuming annual rates of stock price appreciation of 5% and 10% as set forth above, would have been $52,072 and $131,962, respectively. See Note 1 above.

Option Exercises and Fiscal Year-End Values

The following table sets forth information concerning exercisable and unexercisable options held as of December 31, 2005 by the Company’s Named Executive Officers.

			Number of Securities		Value of Unexercised
	Shares	Value	Underlying Unexercised		In-the-Money Options at
	Acquired on	Realized	Options at Fiscal Year-End		Fiscal Year-End
Name	Exercise #	($)	Exercisable	Unexercisable(1)	Exercisable	Unexercisable(1)

Henry F. Blissenbach(2)	—	$—	950,551	517,650	$1,474,584	$3,105,900
Richard H. Friedman	—	$—	850,001	399,999	$1,602,141	$419,999
Alfred Carfora(3)	—	$—	233,335	220,165	$143,001	$630,951
Barry A. Posner(4)	12,500	$36,790	183,166	128,500	$92,025	$559,452
Gregory H. Keane(2)	—	$—	246,048	155,250	$246,425	$931,500
Anthony J. Zappa(5)	—	$—	164,391	103,500	$208,138	$559,452

(1)	In July 2005, the Company granted each of the named executive officers, other than Mr. Friedman, options to purchase shares of Common Stock at an exercise price of $6.00 per share. The option grants were subject to forfeiture based on Company financial performance and individual qualitative performance criteria for 2005. In March, 2006, upon final review of the Company’s 2005 performance, some or all of these grants were forfeited.

(2)	All of the options granted to Messrs. Blissenbach and Keane in 2005 were forfeited. Had the forfeiture occurred during 2005, the number of securities underlying unexercised options at fiscal year end (unexercisable) and the value of unexercised in-the-money options at fiscal year end (unexercisable) would have been 0 and $0.00, respectively. See Note 1 above.

(3)	Of the options granted to Mr. Carfora in 2005, options to purchase 89,700 shares of Common Stock were forfeited for a net grant of options to purchase 13,800 shares of Common Stock. Had the forfeiture occurred during 2005, the number of securities underlying unexercised options at fiscal year end (unexercisable) and the value of unexercised in-the-money options at fiscal year end (unexercisable) would have been 130,465 and $92,751, respectively. See Note 1 above.

(4)	Of the options granted to Mr. Posner in 2005, options to purchase 89,700 shares of Common Stock were forfeited for a net grant of options to purchase 13,800 shares of Common Stock. Had the forfeiture occurred during 2005, the number of securities underlying unexercised options at fiscal year end (unexercisable) and the value of unexercised in-the-money options at fiscal year end (unexercisable) would have been 38,800 and $21,252, respectively. See Note 1 above.

(5)	Of the options granted to Mr. Zappa in 2005, options to purchase 89,700 shares of Common Stock were forfeited for a net grant of options to purchase 13,800 shares of Common Stock. Had the forfeiture occurred during 2005, the number of securities underlying unexercised options at fiscal year end (unexercisable) and the value of unexercised in-the-money options at fiscal year end (unexercisable) would have been 13,800 and $21,252, respectively. See Note 1 above.

Compensation Committee Interlocks and Insider Participation

The Management Development and Compensation Committee reviews and approves the overall compensation strategy and policies for the Company. In addition, the Management Development and Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer; and administers the 2001 Plan, the 1996 Plan and the Directors Plan, as well as the Chronimed Option Plans. Each member of the Nominating and Governance Committee is “independent” as set forth in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Compensation Committee Report On Executive Compensation

The Management Development and Compensation Committee is responsible for overseeing and approving compensation levels for the Company’s senior management, including the individuals named in the Summary Compensation Table. The Management Development and Compensation Committee is also involved in the development and administration of management compensation policies and programs that are consistent with, linked to, and supportive of the basic strategic objective of creating stockholder value, while taking into consideration the activities, roles and responsibilities of the Company’s senior management. The Management Development and Compensation Committee is comprised of four independent directors.

The Company believes that a strong link should exist between management compensation and management’s success in creating stockholder value. In 2002, the Company, through the Management Development and Compensation Committee, retained a nationally recognized compensation consulting firm to review the competitiveness and effectiveness of the compensation program in order to ensure that the Company was providing strong incentives for senior management to remain in the employ of the Company, to deliver superior financial results and to provide significant potential rewards to senior management if the Company achieves aggressive but reasonable agreed upon financial goals each fiscal year. The consulting firm worked closely with the Management Development and Compensation Committee and certain members of senior management. Shortly after consummating its merger with Chronimed in March 2005, the Company, through the Management Development and Compensation Committee, retained a new compensation consulting firm to perform the services previously performed by its predecessor.

Compensation Philosophy and Elements

The Management Development and Compensation Committee adheres to four principles in discharging its responsibilities:

1. Annual bonuses and long-term compensation for senior management and key employees should be “at risk”, with actual total compensation levels corresponding to the Company’s actual financial performance and each participating executive’s departmental and personal goals and accomplishments.

2. Over time, incentive compensation of the Company’s management should focus more heavily on long-term rather than short-term accomplishments and results.

3. Equity-based compensation and equity ownership expectations should be used to provide management with clear and distinct links to stockholder interests.

4. The overall compensation programs should be structured to ensure the Company’s ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results, both long-term and short-term, while taking into account the role, duties and responsibilities of individuals.

The compensation program provides management and participating employees with the opportunity to receive annual cash bonuses and long-term rewards if corporate, departmental and/or individual objectives are achieved. Specifically, participants may receive significant bonuses if the Company’s financial performance goals and each individual’s departmental and personal objectives are achieved. Under the compensation program, no participant may receive compensation payments in any year in excess of the $1 million limitation set forth in Section 162(m) of the U.S. Internal Revenue Code of 1986. Any amounts payable in excess of such $1 million limitation will be mandatorily deferred to later years.

Compensation of the Chief Executive Officer

In determining an appropriate salary, bonus and long-term incentive opportunity for Mr. Friedman, the Company’s Chief Executive Officer prior to the consummation of its merger with Chronimed in March 2005, the Management Development and Compensation Committee considered, among other things, the compensation of chief executive officers of other public companies of similar size and within its industry, the Company’s overall financial performance, as well as the Chief Executive Officer’s individual performance and his unique role since becoming Chairman and Chief Executive Officer in 1997. Upon consummation of the Company’s merger with

Chronimed in March 2005, Mr. Friedman resigned as the Company’s Chief Executive Officer and currently serves as the Company’s Executive Chairman. Henry F. Blissenbach, the former President and Chief Executive Officer of Chronimed, currently serves as the Company’s Chief Executive Officer. On February 28, 2006 the Company entered into a separation agreement with Mr. Blissenbach which provides for Mr. Blissenbach’s retirement at the end of his employment with the Company on June 30, 2006. Upon Mr. Blissenbach’s retirement in June 2006, Mr. Friedman will assume the role of interim Chief Executive Officer while the Board identifies a replacement. The terms of Mr. Blissenbach’s employment agreement with the Company, as well as the terms of his separation agreement, are described under “Employment Agreements” below. To date, there has been no change in Mr. Friedman’s compensation from the time of the merger.

The Management Development and Compensation Committee exercised its judgment and discretion in determining the level of each element of compensation, individually and in aggregate, for Mr. Friedman in 2004.

Mr. Friedman was paid an annual base salary of $653,000 for 2004, which was increased to $699,000 in 2005. Pursuant to the terms of Mr. Blissenbach’s employment agreement, which was assumed by the Company in connection with the Chronimed merger, Mr. Blissenbach received a salary of $518,000 in 2005. Prior to the merger, Mr. Blissenbach was paid a bonus of $83,333 by Chronimed in March 2005. Mr. Blissenbach was not paid a bonus by the Company in 2005. Any annual bonus to be paid to Mr. Blissenbach or any other member of management is a multiple of base salary. The multiple is based on Company earnings versus budget and other qualitative Company and personal objectives. In addition to Mr. Blissenbach’s base salary, he receives certain fringe benefits, including an automobile allowance.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code of 1986 places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the company’s chief executive officer and its next four most highly compensated executives). Under certain conditions, the statute allows the entity to preserve this tax deduction for certain qualified performance-based compensation.

Any bonuses payable to the CEO are believed to qualify as “performance-based” compensation with the meaning of section 162(m). The Management Development and Compensation Committee, composed entirely of independent directors, adopted the Company’s compensation programs and the entire Board of Directors approved Mr. Friedman’s employment agreement. In order to qualify for favorable treatment under section 162(m), Mr. Friedman’s amended employment agreement was structured such that he will not receive cash compensation in excess of $1 million in any one year but rather, would have any payments in excess of the $1 million limitation deferred to later periods.

The Management Development and Compensation Committee intends to continue to pursue a strategy of maximizing the deductibility of the compensation paid to the Company’s management. However, the Management Development and Compensation Committee retains the flexibility to provide compensation in an amount that may exceed the limit for tax deductibility under Section 162(m) and waive the mandatory deferral, as appropriate, whenever the Management Development and Compensation Committee believes that payment of such compensation furthers the goals of the Company’s executive compensation program, or is otherwise in the best interests of the Company and its stockholders.

Submitted by the Management Development and Compensation Committee:

Louis T. DiFazio, Ph.D. (Chairman)
Myron Z. Holubiak
David R. Hubers
Michael Kooper

Employment Agreements

In December 1998, Mr. Friedman entered into an employment agreement with the Company. Under Mr. Friedman’s employment agreement, he was granted options to purchase 800,000 shares of the Company’s common stock at an exercise price of $4.50 per share (the market price on December 2, 1998, the date of grant), 200,000 performance units and 300,000 restricted shares. The grants were canceled after the proposal seeking stockholder approval for the grants at the 1999 annual meeting of the Company’s stockholders was withdrawn before a vote of the Company’s stockholders.

Based on the recommendation of the Company’s compensation committee, Mr. Friedman’s employment agreement was amended in 1999 and 2001, on August 9, 2004 and on October 28, 2004. Mr. Friedman’s employment agreement provides for his employment as the Chairman and Chief Executive Officer of the Company for a term of employment through November 30, 2006 (unless earlier terminated) at an initial base annual salary of $425,000. In December 2001, the Company’s Management Development and Compensation Committee approved an increase in Mr. Friedman’s base annual salary to $594,000 and making an annual grant to Mr. Friedman of options to purchase 200,000 shares of the Company’s common stock at the beginning of each year commencing January 1, 2002 and continuing through November 30, 2006. In 2003 the Management Development and Compensation Committee approved increasing Mr. Friedman’s base salary for 2004 to $653,400 and in January 2005 the Management Development and Compensation Committee approved an increase in his base salary for 2005 to $699,133. Mr. Friedman is also entitled to receive certain fringe benefits, including an automobile allowance and is also eligible to participate in the Company’s executive bonus program.

If Mr. Friedman’s employment is terminated due to his death or disability, all vested options may be exercised by his estate for one year following termination; provided, however, that if he remains disabled for six months following his termination for disability, he will also be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled. If Mr. Friedman’s employment is terminated by the Company without cause, (i) Mr. Friedman will be entitled to receive, for the longer of two years following termination or the period remaining in his term of employment under his employment agreement, his annual salary at the time of termination (less net proceeds of any long term disability or workers’ compensation benefits) and continuing coverage under all benefit plans and programs to which he was previously entitled and (ii) all unvested options will vest and immediately become exercisable in accordance with their terms and Mr. Friedman will vest in all other pension or deferred compensation plans. If the Company terminates Mr. Friedman for cause, he will be entitled to receive only salary, bonus and other benefits earned and accrued through the date of termination. If Mr. Friedman terminates his employment for good reason, (a) he will be entitled to receive, for a period of two years following termination, his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled and (b) all unvested options will vest and immediately become exercisable in accordance with their terms and Mr. Friedman will vest in all other pension or deferred compensation plans. Upon a change of control that results in his termination by the Company or a material reduction in his duties, (1) Mr. Friedman will be entitled to receive, for the longer of three years following termination or the period remaining in his term of employment under his employment agreement, his annual salary at the time of termination and continuing coverage under all benefits plans and programs to which he was previously entitled and (2) all unvested options will vest and immediately become exercisable in accordance with their terms and Mr. Friedman will vest in all other pension or deferred compensation plans.

Under an August 9, 2004 amendment, Mr. Friedman agreed that being employed as Chairman of the Board of Directors of the combined company and terminating his position as Chief Executive Officer in connection with the merger did not constitute good reason for Mr. Friedman to terminate his employment agreement. As a result, the completion of the merger did not trigger Mr. Friedman’s right to receive severance compensation or other termination benefits. In addition, under an October 28, 2004 amendment, in the event his employment agreement is not renewed upon its expiration, (i) he will be entitled to receive for a period of one year following termination his annual salary at the time of termination and continuing coverage under all benefit plans and programs to which he was previously entitled and (ii) all unvested options will vest and immediately become exercisable in accordance with their terms.

During the term of employment and for one year following the later of his termination or his receipt of severance payments, Mr. Friedman may not directly or indirectly (other than with the Company) participate in the United States in any pharmacy benefit management business or other business that is at any time a material part of the Company’s overall business. Similarly, for a period of two years following termination, Mr. Friedman may not solicit or otherwise interfere with the Company’s relationship with any present or former Company employee or customer.

Mr. Blissenbach entered into an employment agreement with Chronimed effective July 1, 2003 with an initial three-year term expiring on July 1, 2006. The agreement automatically renews for two-year terms unless terminated for various reasons. Under the agreement, Mr. Blissenbach receives a base salary of not less than $415,000 per year and bonuses, stock option, and benefits commensurate with his position and responsibilities. His compensation package is subject to increase based on performance and board review. Mr. Blissenbach’s employment agreement contains a non-competition provision for up to one year following termination of employment. Under Mr. Blissenbach’s employment agreement, if his employment is terminated by Chronimed without cause or through delivery of a non-renewal notice or by him for good reason, Mr. Blissenbach is entitled to receive (i) his base salary through the date of termination, including the pro rated bonus earned for the partial year, if any, (ii) base salary payments for a period of 24 months after termination at the rate in effect on the date of termination, payable monthly, (iii) the average of any incentive compensation paid or payable by Chronimed for the two most recent fiscal years, payable monthly, (iv) immediate vesting of all unvested stock options and (v) continuance of healthcare coverage, life insurance and general employee benefit plans of Chronimed for a period of two years or until Mr. Blissenbach becomes eligible for such insurance coverage from another employer. If Mr. Blissenbach’s employment is terminated within two years of a change of control (as defined in the employment agreement) by him for good reason or by Chronimed without cause, Mr. Blissenbach is entitled to receive (i) his base salary through the date of termination, including the pro rated bonus earned for the partial year, (ii) a lump sum payment equal to 36 months of Mr. Blissenbach’s then current annualized base salary plus the aggregate annual bonus compensation paid for the preceding three full years or three times the target bonus for the year of termination, whichever is greater, (iii) immediate vesting of all unvested stock options and (iv) continued participation in medical, dental, life and disability insurance benefits at the same premium cost in effect for active employees for two years.

Pursuant to the terms and conditions of an amendment and assumption of employment agreement entered into among the Company, Chronimed and Mr. Blissenbach as of August 9, 2004, the Company agreed to employ, and Mr. Blissenbach agreed to accept employment as, the Company’s Chief Executive Officer and President pursuant to the terms of the employment agreement as amended. Under the amended employment agreement, Mr. Blissenbach has agreed that being employed in such new positions and terminating his positions as Chairman, Chief Executive Officer and President of Chronimed will not give him the right to terminate the employment agreement for good reason.

On February 28, 2006 the Company entered into a separation agreement with Mr. Blissenbach which provides for Mr. Blissenbach’s retirement at the end of his employment contract with the Company on June 30, 2006. The separation agreement also provides that Mr. Blissenbach will receive a severance payment equal to two years of salary as well as reimbursement of any COBRA premiums paid by Mr. Blissenbach on behalf of himself and his dependents for the two years during which Mr. Blissenbach will receive severance. Mr. Blissenbach will also serve as a consultant to the Company for a period of one year following the date of his separation and will be paid a consulting fee of $550,000 dollars for his consulting services. In the event any amounts payable to Mr. Blissenbach under the separation agreement are parachute payments under Internal Revenue Code Section 280(g) BioScrip shall pay to Mr. Blissenbach an amount sufficient to restore the full amount payable under the separation agreement.

In March 1999, Mr. Posner entered into an employment agreement with the Company that provides for his employment as the Company’s Vice President and General Counsel for a term of employment through February 28, 2004 (unless earlier terminated) at an initial base annual salary of $230,000. In January 2004, the term of Mr. Posner’s employment agreement was extended through February 28, 2006. Mr. Posner currently serves as the Company’s Executive Vice President, Secretary and General Counsel. Under Mr. Posner’s employment agreement, Mr. Posner is entitled to receive certain fringe benefits, including an automobile allowance, and is also eligible to participate in the Company’s executive bonus program. Under his employment agreement, Mr. Posner was granted 60,000 restricted shares of common stock of the Company. The restricted shares are subject to restrictions on transfer and encumbrance through December 31, 2006 and are automatically forfeited to the Company upon termination of Mr. Posner’s employment with the Company prior to December 31, 2006. Mr. Posner possesses voting rights with respect to the restricted shares, but is not entitled to receive dividends or other distributions, if any, paid with respect to the restricted shares. In addition, Mr. Posner’s restricted shares shall vest and become immediately transferable without restriction upon the occurrence of the following termination events: (i) Mr. Posner is terminated early by the Company without cause, (ii) Mr. Posner terminates his employment for good reason, or (iii) after certain changes of control of the Company that result in Mr. Posner’s termination by the Company or a material reduction of his duties with the Company. In addition, in the event that Mr. Posner is terminated without cause or he terminates his employment for good reason following a change of control of the Company, all restricted shares issued to Mr. Posner shall vest and become immediately payable. Upon termination, Mr. Posner is entitled to substantially the same entitlements as described above for Mr. Friedman. In addition, Mr. Posner is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

Under an amendment to Mr. Posner’s employment agreement on October 28, 2004, good reason for termination by Mr. Posner now includes relocation of his principal location of employment more than 50 miles from his current location of employment in Elmsford, New York without his consent. In addition, the amendment provides that in the event Mr. Posner’s employment agreement is not renewed upon its expiration, Mr. Posner will be entitled to receive all of the severance benefits described above, together with an amount equal to one years’ salary. Mr. Posner’s employment agreement expired by its terms on March 31, 2006 and he has agreed to waive the payment of any severance pending the negotiation of a new employment or severance agreement.

In May 2005, the Company entered into a severance arrangement with Mr. Carfora. Pursuant to the terms of the arrangement, if Mr. Carfora does not terminate his employment with the Company or the Company does not terminate his employment for “cause” on or prior to the one year anniversary of the Company’s merger with Chronimed in March 2005, he is entitled to receive a retention payment equal to one years salary at his then current salary level. In addition, if at any time from and after the anniversary date of the Company’s merger with Chronimed he is terminated by the Company or any successor without cause or he terminates his employment with the Company for good reason, he is entitled (i) to receive severance payments equal to one year of salary at his then current salary level, (ii) all outstanding unvested stock options previously granted to him and then held by him vest and become immediately exercisable, (iii) the time period within which he may exercise his vested stock options shall be extended for one year from the date of termination of employment and (iv) the Company shall continue to provide health insurance coverage for him and his eligible dependents for a period of one year from the date of termination of employment. Mr. Carfora is subject to the same restrictions on competition and non-interference as described above with respect to Mr. Friedman.

On June 14, 2004, Chronimed entered into a change of control severance agreement with Mr. Keane. Under the terms of the change of control severance agreement, if Mr. Keane is not given an offer to remain employed with Chronimed or does not become employed with the Company after completion of the merger, or he rejects an offer, he is entitled to receive (i) his base salary through the date of termination, including the pro rated bonus earned for the partial year, if any, (ii) base salary payments for a period of 12 months after termination at the rate in effect on the date of termination, payable on a monthly basis, (iii) the average of any bonus or incentive compensation paid or payable by Chronimed to Mr. Keane for the two most recent fiscal years, payable in equal monthly installments and (iv) immediate vesting of all unvested stock options, all conditioned upon Mr. Keane entering into a general release of all claims against Chronimed and its successors. If Mr. Keane accepts an offer to remain employed with Chronimed or becomes employed with the Company after completion of the merger, and within one year of completion of the merger Mr. Keane terminates his employment for good reason, or Chronimed or the Company, as the case may be, terminates his employment without cause, he is entitled to receive the severance benefits described above conditioned upon Mr. Keane entering into a general release of all claims against Chronimed and its successors.

Mr. Zappa entered into an employment letter agreement with the Company effective July 18, 2005. Under the agreement, Mr. Zappa is employed as Executive Vice President, Community Pharmacy Operations and receives a base salary of not less than $265,000 per year. Mr. Zappa is eligible to participate in the Company’s annual management bonus plan, to receive stock option grants, and benefits commensurate with his position and responsibilities. Under the terms of the letter agreement, if, during the one year period commencing on the date he begins performing services in accordance with the terms of the employment letter, (i) the Company terminates his employment without cause, (ii) he terminates his employment for good reason (as defined in the agreement), (iii) the Company delivers a notice of termination of the January 3, 2005 amended and restated employment agreement by and between Chronimed and himself, or (iv) the Company fails to assign said agreement to a successor employer, he is entitled to receive (1) base salary payments for a period of 12 months after termination at the rate in effect on the date of termination, (2) the average of any incentive compensation paid or payable by Chronimed for the most recent two fiscal years and (3) immediate vesting of all unvested stock options.

Stockholder Return Performance Graph

The Company’s Common Stock first commenced trading on the Nasdaq Stock Market on August 15, 1996, in connection with the Company’s initial public offering. The graph set forth below compares, for the period of December 31, 2000 through December 31, 2005, the total cumulative return to holders of the Company’s Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Nasdaq Stock Market Health Services Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG BIOSCRIP, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ HEALTH SERVICES INDEX

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Certain Relationships and Related Transactions

In December 1994, the Company entered into a lease (the “Lease”) with Alchemie Properties, LLC (“Alchemie”) for approximately 7,200 square feet of office space in Peace Dale, Rhode Island. Alchemie is a Rhode Island limited liability company of which Mr. E. David Corvese, the former founding stockholder and a former officer and director of the Company, is the manager and principal owner. Mr. E. David Corvese is the brother of Russel J. Corvese, an executive officer of the Company. During 2005, the Company paid approximately $151,000 to Alchemie to terminate the Lease prior to the expiration date set forth in the Lease.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of the Company’s Common Stock and other equity securities. Based solely on our review of the copies of such reports received by the Company or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2005, the Company’s officers, directors and holders of more than 10% of its common stock complied with all Section 16(a) filing requirements.

STOCKHOLDER PROPOSALS

In accordance with the amended By-Laws of the Company, a stockholder who at any annual meeting of stockholders of the Company intends to nominate a person for election as a director or present a proposal must so notify the Secretary of the Company, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for, and interest of, such stockholder in any such nomination or proposal. Generally, to be timely, such notice must be received by the Secretary not less than 60 days nor more than 90 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For the Company’s annual meeting to be held in 2007, any such notice must be received by the Company at its principal executive offices between February 22, 2007 and March 24, 2007 to be considered timely for purposes of the 2007 annual meeting. Any person interested in making such a nomination or proposal should request a copy of the relevant By-Law provisions from the Secretary of the Company. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, and are separate from and in addition to the SEC’s requirements (described below) that a stockholder must meet to have a proposal included in the Company’s proxy statement.

Stockholder proposals intended to be presented at the 2007 annual meeting must be received by the Company at its principal executive offices no later than December 25, 2006, in order to be eligible for inclusion in the Company’s proxy statement and proxy card relating to that meeting. Upon receipt of any proposal, the Company will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

MISCELLANEOUS

A copy of the Company’s 2005 Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC, is enclosed but is not to be regarded as proxy solicitation materials.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of this Proxy Statement and one copy of the Company’s 2005 Annual Report on Form 10-K to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the proxy materials this year and you wish to reduce the number of reports you receive in the future and save the Company the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select if you mark the designated box on your proxy card, or follow the instructions provided when you vote over the Internet.

You may revoke your consent to householding at any time by calling 800-542-1061. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to BioScrip, Inc., Investor Relations, 100 Clearbrook Road, Elmsford, NY 10523 or contact BioScrip, Inc. Investor Relations at 914-460-1638.

Appendix A

AUDIT COMMITTEE CHARTER
OF BIOSCRIP, INC.

Statement of Purpose

1. Oversight Responsibility.  The purpose of the Audit Committee is to oversee the process of accounting and financial reporting of the Company and the audits of the financial statements of the Company. This charter is intended to guide the Audit Committee as it strives to gain reasonable assurance that management is properly discharging its responsibility for the Company’s financial statements.

2. Other Matters.  While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the role of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

Organization

1. Composition and Qualification.  The Audit Committee will be comprised of a minimum of three directors. Each member of the Audit Committee must: (i) satisfy the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Exchange Act”); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable time after his or her appointment to the Audit Committee. In addition, at least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member’s financial sophistication.

2. Appointment.  Members of the Audit Committee, including the Chairman of the Audit Committee, will be recommended by the Chairman of the Board and approved by the full Board of Directors.

Operation

1. Open Communication.  The Audit Committee will maintain regular and open communication among the directors, the independent auditors, the internal auditors and management.

2. Reports to the Board of Directors.  The Audit Committee will report committee action to the Board of Directors, will maintain minutes of each meeting of the Audit Committee and may make appropriate recommendations for action by the Board of Directors.

3. Meetings.  The Audit Committee will meet at least four times a year or more frequently as it deems necessary to perform its required duties. In planning the annual schedule of meetings, the Audit Committee will ensure that sufficient opportunities exist for its members to meet separately with the independent auditors and/or the head of internal audit (or internal audit service providers), without management present; to meet separately with management, without the independent auditors and/or the head of internal audit (or internal audit service providers) present; and to meet with only the Audit Committee members present. The Audit Committee shall meet in executive session at least twice a year.

4. Procedures.  The Audit Committee may adopt such procedures relating to the conduct of its proceedings, as it deems appropriate.

5. Access to Records, Advisors and Others.  The Audit Committee will have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company,

(ii) to retain outside legal, accounting or other advisors to advise the Audit Committee and (iii) to request any officer or employee of the Company, the Company’s external counsel, the internal auditors or the independent auditors to attend meetings of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Audit Committee may engage without the approval of the entire Board of Directors, independent counsel and other advisors as it deems necessary to carry out its duties. The Company will provide appropriate funding, as determined by the Audit Committee, for payment of the compensation of any advisors, including the independent auditors, retained by the Audit Committee and to pay ordinary administrative expenses that are necessary and/or appropriate in carrying out its duties.

6. Performance Evaluation.  In addition to any other evaluation process undertaken by the Chairman of the Board, the Board of Directors or any committee thereof, the Audit Committee will establish criteria for evaluating its performance and will conduct such an evaluation on an annual basis.

Responsibilities.

1. Engagement and Oversight of Independent Auditors.  The Audit Committee will directly appoint, retain and compensate the Company’s independent auditor. Any engagement of the independent auditors by the Audit Committee may be subject to stockholder approval or ratification, as determined by the Board of Directors. The Audit Committee shall be directly responsible for overseeing the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to, and be accountable to, the Audit Committee.

2. Pre-Approval of Audit and Non-Audit Services.  The Audit Committee shall approve in advance (1) all audit, review and attest services and all non-audit services provided to the Company by the independent auditors and (2) all fees payable by the Company to the independent auditors for such services, all as required by applicable law or listing standards. The Audit Committee shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation.

3. Independence of Independent Auditors.  The Audit Committee will consider matters relating to the independence of the independent auditors. The Audit Committee is responsible for obtaining, on an annual basis, a formal written statement delineating all relationships between the independent auditors and the Company consistent with the Independence Standards Board Standard No. 1, discussing with the independent auditors any such disclosed relationships and their impact on the independent auditors’ independence and taking appropriate action in response to the independent auditors’ statements to satisfy itself of the independent auditors’ independence.

4. Performance of Independent Auditors.  The Audit Committee will review the performance of the independent auditors annually. In connection with this evaluation, the Audit Committee will consult with management and will obtain and review a report by the independent auditors describing their internal control procedures, any issues raised by their most recent internal quality control review or peer review (if applicable) or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of the independent auditors to any such review, inquiry or investigation. The Audit Committee will assure the regular rotation of the lead audit partner as required by Section 10A(j) of the Exchange Act.

5. Oversight and Performance of Internal Auditors.  The Director of Internal Audit or other most senior member of the internal audit department (as the case may be, the “IA Director”) shall report directly to the Chairman of the Audit Committee, unless otherwise directed by the Audit Committee Chairman from time to time; provided, however, that the day to day responsibilities of the IA Director shall be directed by the Chief Financial Officer of the Company.

The Audit Committee will annually review the experience and qualifications of the senior members of the internal auditors and the quality control procedures of the internal auditors. If the internal audit services are outsourced, the Audit Committee will be responsible for the engagement, evaluation and termination of the internal audit service providers, and will approve fees paid to the internal audit service providers. As part of its responsibility to evaluate any internal audit service providers, the Audit Committee will review the quality control procedures applicable to the service providers. The Audit Committee also will obtain and review not less frequently than annually a report of the service providers addressing such service providers’ internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years, and the response of such service providers to any such review, inquiry or investigation. The Audit Committee must approve the hiring or termination of the lead internal auditor.

6. Audits.  The Audit Committee will discuss with the internal auditors or internal audit service providers and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Audit Committee will discuss with management, the internal auditors or internal audit service providers and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the accounting and financial controls, and the steps management has taken to monitor and control such exposures and manage legal compliance programs, among other considerations that may be relevant to their respective audits. The Audit Committee will review with management and the independent auditors management’s annual internal control report, including any attestation of such internal control report by the independent auditors. The Audit Committee will obtain and review periodic reviews from management and the internal auditors or internal audit service providers regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

7. Review of Disclosure Controls and Procedures.  The Audit Committee will review with the chief executive officer and the chief financial officer the Company’s disclosure controls and procedures and will review periodically, but no less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any significant deficiencies in, or material non-compliance with, such controls and procedures.

8. Consultation with Independent Auditors.  The Audit Committee will consider and approve, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management and/or the Company’s internal audit department. The Audit Committee will review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. This review will address any difficulties encountered by the independent auditors in the course of the audit work, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, and any material adjustments to the financial statements recommended by the independent auditors, regardless of materiality.

9. Review of Regulatory and Accounting Initiatives.  The Audit Committee will review with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

10. Review of Annual SEC Filings.  The Audit Committee will review and discuss with management and the independent auditors the audited financial statements and the other financial information (including disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations) to be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Audit Committee also will discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. Based on such review and discussion, the Audit Committee will make a determination whether to recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The Audit Committee shall review the disclosure and certifications of the Company’s Chief Executive Officer and Chief Financial Officer required under Sections 302 and 906 of the Sarbanes-Oxley Act.

11. Review of Quarterly SEC Filings and Other Communications.  The Audit Committee will review and discuss with management and the independent auditors the quarterly financial information to be included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In connectionwith this review, the Audit Committee will discuss the results of the independent auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement on Auditing Standards No. 71. The Audit Committee also will discuss any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. The Audit Committee will review the Company’s earnings press releases to the extent required by applicable law or listing standards as well as financial information and earnings guidance provided to analysts and rating agencies.

12. Proxy Statement Report.  The Audit Committee will prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

13. Related Party Transactions.  The Audit Committee will review and approve all related party transactions as contemplated by Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended and any Company policy with respect to related party transactions. In the event that there exists any conflict between the Company’s related party transaction policy and said Item 404, the more restrictive of the two shall govern.

14. Hiring Guidelines.  The Audit Committee will approve guidelines for the Company’s hiring of former employees of the independent auditors, which will meet the requirements of applicable law and listing standards.

15. Establishment of Whistleblower Procedures.  The Audit Committee will establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16. Review of Legal and Regulatory Compliance.  The Audit Committee will periodically review with management, including the general counsel, and the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s code of conduct and ethics. The Committee also will meet periodically and separately with the Company’s general counsel to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards. The Audit Committee shall ascertain annually from the Company’s independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

17. Other Responsibilities.  The Audit Committee will also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

Charter

1. Annual Review.  The Audit Committee will review and reassess the adequacy of this Charter on an annual basis or from time to time as may be required by applicable law or as other facts and circumstances may require.

2. Inclusion in Proxy Statement.  The Audit Committee will cause a copy of the charter to be included in the Company’s annual proxy statement filed with the Securities and Exchange Commission as required by applicable law or regulation.

ANNUAL MEETING OF STOCKHOLDERS OF
BIOSCRIP, INC.

To be held on May 23, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê
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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
						FOR	AGAINST	ABSTAIN
PROPOSAL 1. Election of Directors:					PROPOSAL 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Charlotte W. Collins
		¡	Louis T. DiFazio
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡	Richard H. Friedman Myron Z. Holubiak David R. Hubers Michael Kooper Richard L. Robbins Stuart A. Samuels
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1-2 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PROXY CARD
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BIOSCRIP, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2006
     The undersigned stockholder of BIOSCRIP, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 20, 2006, and hereby revokes all prior proxies and appoints Richard H. Friedman and Barry A. Posner, or any one of them, proxies and attorneys-in-fact, with full powers to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 23, 2006, at 10:00 a.m., local time, at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York 10591, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1-2 ON THE REVERSE SIDE HEREOF IN FAVOR OF MANAGEMENT’S RECOMMENDATIONS AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY.
(IMPORTANT – TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

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ANNUAL MEETING OF STOCKHOLDERS OF
BIOSCRIP, INC.

To be held on May 23, 2006

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Daylight Time the day before the meeting date.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê
■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
PROPOSAL 1. Election of Directors:					PROPOSAL 2. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡	Charlotte W. Collins
		¡	Louis T. DiFazio
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡ ¡	Richard H. Friedman Myron Z. Holubiak David R. Hubers Michael Kooper Richard L. Robbins Stuart A. Samuels
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS 1-2 ABOVE AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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